                                                                 EXHIBIT d(2)(c)

                                 AMENDMENT NO. 2

                          INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of June 21, 1999, amends the Investment Advisory Agreement (the "Agreement"), dated August 4, 1997, as amended as of March 2, 1998 between AIM Advisor Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                           OF AIM ADVISOR FUNDS, INC.


         Pursuant to Clause 5 of the Investment Advisory Agreement, fees payable thereunder to the Adviser shall be calculated by applying the following annual rates to the average daily net assets of each Series:

                           SERIES                          ANNUAL FEE RATE
                           ------                          ---------------
              AIM Advisor Large Cap Value Fund                  0.75%
              AIM Advisor Flex Fund                             0.75%
              AIM Advisor Real Estate Fund                      0.90%
              AIM Advisor International Value Fund              1.00%"


     In all other respects, the Agreement is hereby confirmed and remains in full force and effect.



                                             A I M ADVISOR FUNDS, INC.

Attest: /s/ OFELIA M. MAYO                   By: /s/ ROBERT H. GRAHAM
        -----------------------------            ------------------------------
        Assistant Secretary                      President

(SEAL)

                                             A I M ADVISORS, INC.



Attest: /s/ LISA A. MOSS                     By: /s/ ROBERT H. GRAHAM
        -----------------------------            ------------------------------
        Assistant Secretary                      President

(SEAL)